Exhibit 15.2

中国北京建国门外大街1号国贸写字楼2座12-15层100004

12-15th Floor, China World Office 2, No. 1 Jianguomenwai Avenue, Beijing 100004, China

电话Tel： +86 10 6563 7181传真Fax： +86 10 6569 3838

电邮Email: beijing@tongshang.com网址Web: www.tongshang.com

April 27, 2026

HUYA Inc.

Building A3, E-Park

280 Hanxi Road

Panyu District, Guangzhou 511446

People’s Republic of China

Dear Sirs/Madams:

We consent to the reference of our name under the headings “Item 3. Key Information—D. Risk Factors,” “Item 4. Information on the Company—B. Business Overview—Government Regulations,” “Item 4. Information on the Company—C. Organizational Structure,” “Item 5. Operating and Financial Review and Prospects—A. Operating Results,” and “Item 10. Additional Information—E. Taxation,” in HUYA Inc.’s Annual Report on Form 20-F for the year ended December 31, 2025 (the “Annual Report”), which will be filed with the Securities and Exchange Commission (the “SEC”) in the month of April 2026, and further consent to the incorporation by reference of the summaries of our opinions under these captions into HUYA Inc.’s Registration Statement on Form S-8 (File No. 333-227336) that was filed on September 14, 2018, HUYA Inc.’s Registration Statement on Form S-8 (File No. 333-257763) that was filed on July 8, 2021, HUYA Inc.’s Registration Statement on Form S-8 (File No. 333-268990) that was filed on December 23, 2022, and HUYA Inc.’s Registration Statement on Form S-8 (File No. 333-285803) that was filed on March 14, 2025. We also consent to the filing of this consent letter with the SEC as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ Commerce & Finance Law Offices

Commerce & Finance Law Offices